CONSENT OF INDEPENDENT AUDITORS


The Shareholder and Board of Directors of
The Rockland Growth Fund:

We consent to the use of our report included herein and to the reference to our Firm in the Statement of Additional Information under the heading "Independent
Auditors".


                             /s/ KPMG Peat Marwick LLP

Milwaukee, Wisconsin
October 25, 1996